CONSOL ENERGY INC.
EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT
This Performance Share Unit Award Agreement set forth below (this “Agreement”) is dated as of the grant date (the “Grant Date”) set forth on Exhibit A and is between CONSOL Energy Inc., a Delaware corporation (the “Company”), and the individual to whom the Compensation Committee of the Board of Directors (the “Committee”) of the Company has made this Performance Award and whose name is set forth on Exhibit A (the “Participant”).
The Company has established the CONSOL Energy Inc. Equity Incentive Plan, as amended (the “Plan”), to advance the interests of the Company and its stockholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company. Unless the context otherwise requires, all capitalized terms not otherwise defined in this Agreement have the same meaning given such capitalized terms in the Plan.
Pursuant to the provisions of the Plan, the Committee has full power and authority to direct the execution and delivery of this Agreement in the name and on behalf of the Company, and has authorized the execution and delivery of this Agreement.
Agreement
1.Performance Share Unit Award. Subject to and pursuant to all terms and conditions stated in this Agreement and in the Plan, as of the Grant Date, the Company hereby grants a Performance Award to the Participant in the form of performance share units (the “Performance Share Units”) with the target number set forth on Exhibit A. Each Performance Share Unit awarded under this Agreement shall represent a contingent right to receive one share of the Company’s common stock as described more fully herein, to the extent such Performance Share Unit is earned and becomes payable pursuant to the terms of this Agreement. Notwithstanding, Performance Share Units as initially awarded have no independent economic value, but rather are mere units of measurement used for purposes of calculating the value of benefits, if any, to be paid under this Agreement.
2.    Performance Period. The “Performance Period” means the performance period as set forth on Exhibit A.
3.    Performance Goals of the Performance Share Units. Subject to the provisions of this Agreement, the total number of Performance Share Units awarded to Participant will be earned (at a maximum award level of 200% of the target number of Performance Share Units awarded), if the performance measures set by and on file with the Committee are satisfied (each, a “Performance Goal”); provided, however, that the Committee has sole discretion to determine whether the Performance Goals, as defined, are met and the date of such determination shall be the vesting date of the Award (the “Vesting Date”) and provided, further, that the Award will only become payable, except as otherwise provided herein, if the Participant remains an employee of the Company and its subsidiaries through the Vesting Date. As a condition to receiving this Award, Participant agrees that all determinations made by the Committee are final and conclusive.
4.    Issuance and Distribution.
4.1    After the end of the Performance Period and prior to the commencement of the payment of Shares relating to the Award, the Committee shall certify in writing the extent to which the Performance Goals and any other material terms of this Agreement have been achieved. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.
4.2    Subject to the terms and conditions of this Agreement, Performance Share Units earned by the Participant will be settled and paid in shares of the Company’s common stock in the first calendar year immediately following the end of the Performance Period on a date determined in the Committee’s discretion, but in no event later than March 15th of such year, subject to Participant’s satisfaction of all applicable income and employment withholding taxes (the “Payment Date”).
4.3    Notwithstanding any other provision of this Agreement, in the event of a Change in Control, the Performance Goals will be deemed to have been achieved on such date and the Performance Share Units shall be paid based on performance relative to the Performance Goals as of such date, and the value of such units will be settled on the closing date of the Change in Control transaction (the “CiC Payment Date”); provided, further, in the event of a Change in Control, Performance Share Units may, in the Committee’s discretion, be settled in cash and/or securities or other property.
4.4    The Participant is required to hold, and not sell, transfer or otherwise dispose of fifty percent (50%) of the shares issued to the Participant following the vesting of the Performance Share Units (after accounting for the payment of any related taxes in connection with the vesting of the Performance Share Units) until the earlier of (i) ten (10) years from the Grant Date; or (ii) the Participant’s attainment of age sixty-two (62).

5.    Dividends. Each Performance Share Unit will be cumulatively credited with dividends that are paid on the Company’s common stock in the form of additional units. These additional units shall be deemed to have been purchased on the record date for the dividend using the closing stock price of the Company’s common stock as reported in The Wall Street Journal and shall be subject to all the same conditions and restrictions as provided in this Agreement applicable to Performance Share Units.
6.    Change in Participant’s Status.
In the event the Participant Separates from Service (i) on or after the date the Participant has reached the age of 62, (ii) on account of death or Disability, or (iii) by reason of a reduction in force as specified and implemented by the Company, prior to any Payment Date or the CiC Payment Date, as applicable, the Participant shall be entitled to retain the Performance Share Units and receive payment therefore to the extent earned and payable pursuant to the provisions of this Agreement; provided, however, that in the case of a Separation from Service on or after the Participant has reached the age of 62 or on account of Disability, the Participant shall only be entitled to retain a prorated portion of the Performance Share Units determined at the end of the Performance Period and based on the ratio of the number of complete months the Participant is employed or serves during the Performance Period to the total number of months in the Performance Period; provided, however, that to avoid forfeiture in the event of a reduction in force, the Participant must sign a release agreement acceptable to the Company in the form attached hereto as Appendix A and deliver the signed Release to the Company’s General Counsel within thirty (30) days from the date the Participant Separates from Service (unless a longer period is required by law), and not revoke the release within the seven-day revocation period provided for in the Release. In the event the Participant Separates from Service for any other reason, including, but not limited to, by the Participant voluntarily, or by the Company with Cause or without Cause (other than in connection with a reduction in force as specified above), prior to any Payment Date or the CiC Payment Date, as applicable, the Performance Share Units awarded to the Participant shall be cancelled and forfeited, whether payable or not, without payment by the Company or any Affiliate. Any payments due a deceased Participant shall be paid to his or her estate as provided herein after the end of the Performance Period.
7.    Tax Consequences/Withholding.
7.1    It is intended that: (i) the Participant’s Performance Share Units shall be considered to be subject to a substantial risk of forfeiture in accordance with those terms as defined in Sections 409A and 3121(v)(2) of the Code; and (ii) the Participant shall have merely an unfunded, unsecured promise to be paid a benefit, and such unfunded promise shall not consist of a transfer of “property” within the meaning of Code Section 83.
7.2    Participant acknowledges that any income for federal, state or local income tax purposes, including payroll taxes, that the Participant is required to recognize on account of the vesting of the Performance Share Units and/or issuance of the Shares under this Award to Participant shall be subject to withholding of tax by the Company. In accordance with administrative procedures established by the Company, Participant may elect to satisfy Participant’s minimum statutory withholding tax obligations, if any, on account of the vesting of the Performance Share Units and/or issuance of Shares under this Award, in one or a combination of the following methods: in cash or by separate check made payable to the Company and/or by authorizing the Company to withhold from the Shares to be issued to the Participant a sufficient number of whole Shares distributable in connection with this Award equal to the applicable minimum statutory withholding tax obligation.
7.3    This Agreement is intended to comply with, or be excepted from coverage under, Section 409A of the Code and the regulations promulgated thereunder and shall be administered, interpreted and construed accordingly. Notwithstanding any provision of this Agreement to the contrary, if any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations issued thereunder (and not excepted therefrom), the provisions of the Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). Notwithstanding, Section 409A may impose upon the Participant certain taxes or other charges for which the Participant is and shall remain solely responsible, and nothing contained in this Agreement or the Plan shall be construed to obligate any member of the Committee or Board, the Company or any Affiliate (or its employees, officers or directors) for any such taxes or other charges.
7.4    Notwithstanding any provision of this Agreement to the contrary, if the Award of Performance Share Units under this Agreement is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Agreement would prevent such Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).
8.    Non-Competition.
8.1    The Participant hereby agrees that this Section 8 is reasonable and necessary in order to protect the legitimate business interests and goodwill of the Company, including the Company’s trade secrets, valuable confidential business and professional information, substantial relationships with prospective and existing customers and clients, and specialized training provided to the Participant and other employees of the Company. The Participant acknowledges and recognizes the highly competitive nature of the business of the Company and its Affiliates and accordingly agrees that during the term of Participant’s employment and for a period of two (2) years after the termination thereof:
(a)    The Participant will not directly or indirectly engage in any business substantially similar to any line of business conducted by the Company or any of its Affiliates, including, but not limited to, where such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or sales representative, in any geographic region in which the Company or any of its Affiliates conducted business;
(b)    The Participant will not contact, solicit, perform services for, or accept business from any customer or prospective customer of the Company or any of its Affiliates;
(c)    The Participant will not directly or indirectly induce any employee of the Company or any of its Affiliates to: (1) engage in any activity or conduct which is prohibited pursuant to subparagraph 8.1(a); or (2) terminate such employee’s employment with the Company or any of its Affiliates. Moreover, the Participant will not directly or indirectly employ or offer employment (in connection with any business substantially similar to any line of business conducted by the Company or any of its Affiliates) to any person who was employed by the Company or any of its Affiliates unless such person shall have ceased to be employed by the Company or any of its Affiliates for a period of at least 12 months; and
(d)    The Participant will not directly or indirectly assist others in engaging in any of the activities, which are prohibited under subparagraphs (a) — (c) above.
8.2    It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 8 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable against such Participant. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. The restrictive covenants set forth in this Section 8 shall be extended by any amount of time that the Participant is in breach of such covenants, such that the Company receives the full benefit of the time duration set forth above.
9.    Confidential Information and Trade Secrets. The Participant and the Company agree that certain materials, including, but not limited to, information, data and other materials relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company and its Affiliates, constitute proprietary confidential information and trade secrets. Accordingly, the Participant will not at any time during or after the Participant’s employment with the Company (including any Affiliate) disclose or use for such Participant’s own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its Affiliates, any proprietary confidential information or trade secrets, provided that the foregoing shall not apply to information which is not unique to the Company or any of its Affiliates or which is generally known to the industry or the public other than as a result of such Participant’s breach of this covenant. The Participant agrees that upon termination of employment with the Company (including any Affiliate) for any reason, the Participant will immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, which in any way relate to the business of the Company and its Affiliates, except that the Participant may retain personal notes, notebooks and diaries. The Participant further agrees that the Participant will not retain or use for the Participant’s own account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or any of its Affiliates.
10.    Remedies/Forfeiture.
10.1    The Participant acknowledges that a violation or attempted violation on the Participant’s part of Sections 8 and/or 9 will cause irreparable damage to the Company and its Affiliates, and the Participant therefore agrees that the Company and its Affiliates shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such promises by the Participant or the Participant’s employees, partners or agents. The Participant agrees that such right to an injunction is cumulative, in addition to whatever other remedies the Company (including any Affiliate) may have under law or equity and to the Participant’s obligations to make timely payment to the Company as set forth in Section 10.2 of this Agreement. The Participant further acknowledges and agrees that the Participant’s Performance Share Units shall be cancelled and forfeited without payment by the Company if the Participant breaches any of his obligations set forth in Sections 8 and 9 herein.
10.2    At any point after becoming aware of a breach of any obligation set forth in Sections 8 and 9 of this Agreement, the Company shall provide notice of such breach to the Participant. By agreeing to receive the Performance Share Units pursuant to this Agreement, the Participant agrees that within ten (10) days after the date the Company provides such notice, the Participant shall pay to the Company in cash an amount equal to any and all distributions paid to or on behalf of such Participant under this Agreement within the six (6) months prior to the date of the earliest breach. The Participant agrees that failure to make such timely payment to the Company constitutes an independent and material breach of the terms and conditions of this Agreement, for which the Company may seek recovery of the unpaid amount as liquidated damages, in addition to all other rights and remedies the Company may have resulting from the Participant’s breach of the obligations set forth in Sections 8 and/or 9. The Participant agrees that timely payment to the Company as set forth in this provision of this Agreement is reasonable and necessary because the compensatory damages that will result from breaches of Sections 8 and/or 9 cannot readily be ascertained. Further, the Participant agrees that timely payment to the Company as set forth in this provision of this Agreement is not a penalty, and it does not preclude the Company from seeking all other remedies that may be available to the Company, including without limitation those set forth in this Section 10.
11.    Assignment/Nonassignment.
11.1    The Company shall have the right to assign this Agreement, including without limitation Sections 8 and/or 9, and the Participant agrees to remain obligated by all provisions of this Agreement that are assigned to any successor, assign or surviving entity. Any successor to the Company is an intended third party beneficiary of this Agreement.
11.2    The Performance Share Units shall not be sold, pledged, assigned, hypothecated, transferred or disposed of (a “Transfer”) in any manner, other than by will or the laws of descent and distribution. Any attempt by the Participant to Transfer the Performance Share Units in violation of the terms of this Agreement shall render the Performance Share Units null and void, and result in the immediate forfeiture of such Performance Share Units, without payment by the Company.
12.    Impact on Benefit Plans. Payments under this Agreement shall not be considered as earnings for purposes of the Company’s and/or Affiliate’s qualified retirement plans or any other retirement or benefit plan unless specifically provided for therein. Nothing herein shall prevent the Company or any Affiliate from maintaining additional compensation plans and arrangements for its employees.
13.    Successors; Changes in Stock. The obligation of the Company under this Agreement shall be binding upon the successors and assigns of the Company. If a dividend or other distribution shall be declared upon the Company’s common stock payable in Shares, the Performance Share Units and the Shares on which the Performance Goals are based shall be adjusted by adding thereto the number of Shares which would have been distributable thereon if such shares and Performance Share Units had been actual Shares and outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution. In the event of any spin-off, split-off or split-up, dividend in property other than cash, recapitalization or other change in the capital structure of the Company, or any merger, consolidation, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), or any other corporate transaction or event having an effect similar to any of the foregoing, or extraordinary distribution to stockholders of the Company’s common stock, the Performance Share Units, the Shares relating to the Performance Share Units, and the Performance Goals shall be appropriately adjusted to prevent dilution or enlargement of the rights of Participants which would otherwise result from any such transaction, provided such adjustment shall be consistent with Code Section 162(m) and Section 409A, as applicable.
In the case of a Change in Control, any obligation under this Agreement shall be handled in accordance with the terms of Section 4 hereof. In any case not constituting a Change in Control in which the Company’s common stock is changed into or becomes exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then (i) the value of the Performance Share Units constituting the Award shall be calculated based on the closing price of such common stock on the closing date of the transaction on the principal market on which such common stock is traded, (ii) there shall be substituted for each Performance Share Unit constituting the Award, the number and kind of shares of stock or other securities (or cash or other property) into which each outstanding Share shall be so changed or for which each such Share shall be exchangeable, and (iii) the Share on which the Performance Goals are based shall be appropriately and equitably adjusted, provided any such adjustments shall be consistent with Code Section 162(m) and Section 409A, as applicable. In the case of any such adjustment, the Performance Share Units shall remain subject to the terms of the Agreement.
14.    Governing Law, Jurisdiction, and Venue.
14.1    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law.
14.2    The Participant hereby irrevocably submits to the personal and exclusive jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania in any action or proceeding arising out of, or relating to, this Agreement (whether such action or proceeding arises under contract, tort, equity or otherwise). The Participant hereby irrevocably waives any objection which the Participant now or hereafter may have to the laying of venue or personal jurisdiction of any such action or proceeding brought in said courts.
14.3    Jurisdiction over, and venue of, any such action or proceeding shall be exclusively vested in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania.
14.4    Provided that the Company commences any such action or proceeding in the courts identified in Section 14.3, the Participant irrevocably waives the Participant’s right to object to or challenge the above selected forum on the basis of inconvenience or unfairness under 28 U.S.C. § 1404, 42 Pa. C.S. § 5322 or similar state or federal statutes. The Participant agrees to reimburse the Company for all of the attorneys’ fees and costs it incurs to oppose the Participant’s efforts to challenge or object to litigation proceeding in the courts identified in Section 14.3 with respect to actions arising out of or relating to this Agreement (whether such actions arise under contract, tort, equity or otherwise).
15.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
16.    Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
17.    Funding. This Agreement is not funded and all amounts payable hereunder, if any, shall be paid from the general assets of the Company or its Affiliate, as applicable. No provision contained in this Agreement or the Plan and no action taken pursuant to the provisions of this Agreement or the Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent the Participant acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
18.    Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.
19.    Amendment or Termination of this Agreement. This Agreement may be modified, amended, suspended or terminated by the Committee at any time; provided, however, that no modification, amendment, suspension or termination of the Plan or this Agreement shall adversely affect the rights of the Participant under this Agreement without the consent of such Participant. Notwithstanding the foregoing or any provision of this Agreement to the contrary, the Company may, in its sole discretion and without the Participant’s consent, modify or amend the terms of the Agreement or a Performance Share Unit award, or take any other action it deems necessary or advisable, to cause the Agreement to comply with Section 409A or Section 162(m) (or an exception thereto). Any modification, amendment, suspension or termination shall only be effective upon a writing issued by the Company, and the Participant shall not offer evidence of any purported oral modifications or amendments to vary or contradict the terms of this Agreement document.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year indicated below. This Agreement may be executed in more than one counterpart, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
PARTICIPANT

Dated: ________________
    [Insert name]

CONSOL ENERGY INC.

Dated: ________________
Nicholas J. Deluliis

Exhibit A

Participant:

Grant Date:

Performance Share Units (Target):

Performance Period:

APPENDIX A

FORM OF
SEPARATION OF EMPLOYMENT AND GENERAL RELEASE AGREEMENT
THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE (the "Agreement") is made as of this _____ day of __________, _____, by and between CONSOL Energy Inc. (the "Company") and _________________________ (the "Executive").
WHEREAS, the Executive formerly was employed by the Company as ________; and
WHEREAS, the Executive and Company entered into a Performance Share Unit Award Agreement, dated __________ ___, 20__, (the "PSU Agreement"), which provides for certain payments and benefits in the event that the Executive's employment is terminated on account of a reason and under certain conditions as set forth in the PSU Agreement; and
WHEREAS, the Executive’s employment with the Company was terminated on _________ (the "Termination Date") for reasons that qualify the Executive to receive certain payments and benefits, subject to, among other things, the Executive’s execution of this Agreement.
NOW, THEREFORE, for and in consideration of the Company’s commitments in the PSU Agreement, the Executive and the Company hereby agree as follows:
1.    The Executive will receive the following payments and benefits regardless of whether Employees signs or revokes this Agreement:
(a)    The Company timely paid or will timely pay the Executive, in accordance with its normal payroll and other procedures (or as otherwise required by law), for (i) the Executive's work through the Termination Date[, (ii) the Executive’s accrued but unused vacation pay for calendar year ___, (iii) the Executive’s properly reported and reimbursable business expenses, and (iv) (list any other amounts that are due without the release)], less all required tax withholdings and other deductions; and
(b)    The Executive's eligibility to participate in the Company’s group insurance plans, benefit plans, and other fringe benefit programs ceased as of the Termination Date, except that Employee’s medical benefits ceased or will cease on _______________ [usually the end of the month], except to the extent they may be extended under COBRA.
2.    (a)    The Executive does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, , its direct and indirect subsidiaries, divisions, parents, affiliates, companies under common control of any of the foregoing, predecessors, successors, and assigns, and its and their past, present and future shareholders, partners, principals, managers, directors, officers, employees, agents, attorneys, employee benefit plans, trustees and all others acting in concert with them (collectively, the Releasees"), from any and all claims, actions, suits, proceedings, complaints, causes of action, grievances, debts, costs and expenses (including attorney’s fees), at law or in equity, which the Executive ever had, now has, or hereafter may have, whether known or unknown, or which the Executive's heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of time to the date the Executive signs this Agreement, and particularly, but without limitation of the foregoing general terms, any claims for breach of any express or implied contract, wrongful termination, retaliation, defamation of character, personal injury, intentional or negligent infliction of emotional distress, discrimination or harassment based on race, religion, sex, age, color, handicap and/or disability, national origin or any other protected class, and any other claim arising from or relating in any way to the Executive's employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Worker Readjustment and Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Pennsylvania Human Relations Act, all as amended, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized,.
(b)    Although Paragraph 2(a) is intended to be a general release, it is understood and agreed that Paragraph 2(a) excludes claims that cannot be released by law, such as claims for vested pension benefits or claims for workers compensation benefits, and any rights to a defense or indemnification from the Company or its insurers for actions Employee took or failed to take during the course of Employee’s employment with the Company.
(c)    Nothing herein is intended to or shall preclude the Executive from or otherwise interfere with Executive's right to (i) file a charge or complaint with any appropriate federal, state or local agency or court, (ii) testify, assist, participate in, or cooperate with the investigation of any charge or complaint pending before or being investigated by such agency or court, (iii) enforce this Agreement, or (iv) seek a judicial determination of the validity of the release of Employee’s rights under the Age Discrimination in Employment Act.
(d)    If an administrative agency or court assumes jurisdiction over any charge or complaint involving claims that are released by Section 2(a) of this Agreement (and not preserved by Sections 2(b) or (c)), Employee hereby agrees to not, directly or indirectly, accept, recover or receive any resulting monetary damages or other equitable relief that otherwise would be due and Employee hereby expressly waives any rights to any such recovery or relief. Additionally, the Executive further agrees that to the extent any relief, including monetary relief, is awarded in any such proceeding notwithstanding the preceding sentence, then all amounts paid as consideration under Section 2(b) of the Separation Agreement shall be a setoff and credit against any such award to the fullest extent permitted by law.
3.    The Company, for and in consideration of the commitments of the Executive as set forth in this Agreement, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Executive from all claims, demands or causes of action arising out of facts or occurrences prior to the date of this Agreement, but only to the extent the Company knows or reasonably should know of such facts or occurrence and only to the extent such claim, demand or cause of action relates to a violation of applicable law or the performance of the Executive's duties with the Company; provided, however, that this release of claims shall not in any case be effective with respect to any claim by the Company alleging a breach of the Executive's obligations under this Agreement. [Note: The Company and the Executive may, but shall not be required to mutually agree on a case-by-case basis at the time of the signing of this release to include the foregoing provision, or a substantially similar provision, to this Agreement.]
4.    The Executive agrees and recognizes that the Executive's employment relationship with the Company has been permanently severed, that the Executive shall not seek employment with the Company or any affiliated entity at any time in the future, and that the Company has no obligation to employ the Executive in the future.
5.    The Executive agrees that the Executive will not disparage or subvert the Company, or make any statement reflecting negatively on the Releasees including, but not limited to, statements relating to the operation or management of the Company, the Executive's employment and the termination of the Executive's employment, irrespective of the truthfulness or falsity of such statement.
6.    The Executive acknowledges that if the Executive had not executed this Agreement containing a release of all claims, the Executive would not have been entitled to the payments and benefits set forth in the PSU Agreement.
7.    This Agreement contains the entire agreement between the Company and the Executive relating to the subject matter hereof. No prior or contemporaneous oral or written agreements or representations may be offered to alter the terms of this Agreement. To the extent Employee has entered into other agreements with the Company that are not in conflict with this Agreement, however, including, but not limited to the PSU Agreement, the terms of this Agreement shall not supersede, but shall be in addition to such other agreements.
8.    The Executive agrees not to disclose the terms of this Agreement or the PSU Agreement to anyone, except the Executive's spouse, attorney and, as necessary, tax/financial advisor. Likewise, the Company agrees that the terms of this Agreement will not be disclosed except as may be necessary to obtain approval or authorization to fulfill its obligations hereunder or as required by law. It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Agreement.
9.    The Executive represents that the Executive has returned to the Company and does not presently have in the Executive's possession or control any records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records and all copies thereof) (collectively, the "Corporate Records") provided by the Company and/or its predecessors, subsidiaries or affiliates or obtained as a result of the Executive's prior employment with the Company and/or its predecessors, subsidiaries or affiliates, or created by the Executive while employed by or rendering services to the Company and/or its predecessors, subsidiaries or affiliates. In addition, the Executive has or will promptly return in good condition any other Company owned equipment or property, including, but not limited to, automobiles, personal data assistants, facsimile machines, copy machines, pagers, credit cards, cellular telephone equipment, business cards, laptops and computers. At the Executive’s request, the Company will make reasonable arrangements to transfer cellular phone numbers and personal fax numbers to the Executive.
10.    Nothing in this Agreement shall prohibit or restrict the Executive or the Company from: (a) making any disclosure of information required by law; (b) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company's designated legal, compliance or human resources officers; or (c) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.
11.    The parties agree and acknowledge that the agreement by the Company described herein, and the release of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to the Executive.
12.    The Executive agrees and recognizes that should the Executive breach any of the obligations or covenants set forth in Section 8 or 9 of the PSU Agreement, the Company will have no further obligation to provide the Executive with the consideration set in the PSU Agreement, and will have the right to seek repayment of all consideration paid up to the time of any such breach. Notwithstanding the foregoing, the Executive acknowledges that if the Executive breaches Section 8or 9 of the PSU Agreement, and if the Company’s terminates or recovers any of the payments or benefits provided under the PSU Agreement (as provided for in Section 8 or 9 of the PSU Agreement), the release provided by Section 1 of this Agreement shall remain valid and enforceable.
13.    The Executive further agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.
14.    This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law. The Executive consents to the exclusive jurisdiction of any state or federal court of competent jurisdiction located within Allegheny County in the Commonwealth of Pennsylvania, and Employee irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts. Employee irrevocably waives Employee's right to object to or challenge the above selected forum on the basis of inconvenience or unfairness under 28 U.S.C. § 1404, 42 Pa. C.S. § 5322 or similar state or federal statutes.
15.    The Executive certifies and acknowledges as follows:
(a)    That the Executive has read the terms of this Agreement, that the Executive understands its terms and effects, and that the Executive has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which the Executive acknowledges is adequate and satisfactory and which the Executive acknowledges is in addition to any other benefits to which the Executive is otherwise entitled;
(b)    That the Executive has not been denied any leave or benefit requested, has received the appropriate pay for all hours worked for the Company, and has no known workplace injuries or occupational diseases;
(c)    That the Executive has notified the Company of any charge or complaint the Executive filed with any agency or court that are still pending before such court or agency, which the Executive agrees to promptly dismiss with prejudice any such pending claims.
(d)    That the Executive has not reported any improper, unethical or illegal conduct or activities to any supervisor, manager, department head, human resources representative, agent or other representative of the Company, to any member of the Company's legal or compliance departments, or to the ethics hotline, and has no knowledge of any such improper, unethical or illegal conduct or activities;
(e)    That the Executive has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement;
(d)    That the Executive does not waive rights or claims that may arise after the date this Agreement is executed;
(e)    That the Executive has [twenty-one (21)] or [forty-five (45)] days from the date the Executive receives this Agreement to consider its terms, and that any changes to this Agreement during that period, whether material or not, will not extend the 21-day period;
(f)    That if the Executive signs this Agreement, the Executive may still revoke the Executive's acceptance of the Agreement for up to seven (7) days after the Executive signs it, by notifying the Company in writing before the expiration of that seven-day period. The written notice should be delivered in person or, if sent by mail, postmarked no later than the 7th day and mailed to:
(insert name and address)
(g)    That if not revoked, this Agreement will become effective on the 8th day after the Executive signs it. If the Executive does not sign this Agreement within the [21-day period] or [45-day period], or if the Executive timely revokes this Agreement during the seven-day revocation period, this Agreement will not become effective and the Executive will not be entitled to the benefits provided under the PSU Agreement; and
(h)    That except for the wages and benefits to be paid to the Executive regardless of whether Employee signs this Agreement, as described in Section 1 of this Agreement, the benefits to be paid under the PSU Agreement, and any vested pension benefits the Executive may be entitled to receive, the Company does not owe Employee any other wages, compensation, or benefits of any kind or nature.
Intending to be legally bound hereby, the Executive and the Company executed the foregoing Separation of Employment Agreement and General Release this _____ day of __________, _____.
Witness:
Executive
CONSOL Energy Inc.
By:         Witness:
Name:
Title:

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